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EXHIBIT 99.4

LIBERATE TECHNOLOGIES

FINANCE AND AUDIT COMMITTEE CHARTER

I.    ORGANIZATION

        The Finance and Audit Committee will consist of at least three independent directors elected by the Board. "Independent director" under this Charter will have the same definition that appears in the Nasdaq Marketplace Rules or its successor publication. The Board shall designate a chairperson of the Finance and Audit Committee.

        Each member of the Finance and Audit Committee must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, or become able to read and understand such financial statements within a reasonable period of time after his or her appointment to the Finance and Audit Committee. At least one member of the Finance and Audit Committee must have either (i) past employment experience in finance or accounting; (ii) requisite professional certificate in accounting; or (iii) a background, including experience as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, that provides a sophisticated understanding of complex financial issues.

II.    RESPONSIBILITIES

        The Finance and Audit Committee's responsibilities shall be to:

        A.    Hire Liberate's independent accountants. This responsibility shall be the sole prerogative of the Finance and Audit Committee and the Board shall have concurrent authority only to the extent specifically granted by the Finance and Audit Committee.

        B.    Evaluate, and (when appropriate) replace, Liberate's independent accountants. This responsibility shall be the sole prerogative of the Finance and Audit Committee and the Board shall have concurrent authority only to the extent specifically granted by the Finance and Audit Committee.

        C.    Review the scope of the annual audit and the audit methods and principles being applied by the independent accountants and the fees charged by the independent accountants.

        D.    Review and discuss the methods and results of the audit with both the independent accountants and management.

        E.    Approve the performance of professional services provided by the independent accountants, including audit and non-audit services, before such services are rendered, and consider the possible effect of the performance of such services on the independence of the independent accountants.

        F.    Ensure the receipt and review of the formal written statement from Liberate's independent accountants delineating all relationships between the independent accountants and Liberate, consistent with Independence Standards Board Standard No.1.

        G.    Actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact their objectivity or independence.

        H.    Take appropriate actions to oversee the independence of Liberate's independent accountants.

        I.    Review Liberate's significant accounting principles, policies, and practices.

        J.    Review Liberate's reporting policies and practices.

        K.    Review the adequacy of management information systems, internal accounting, and financial controls.

        L.    Review the annual financial statements before their submission to the Board for approval.

        M.  Review with both management and the independent accountants the development and execution of procedures established to:

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  Prevent and uncover unlawful political contributions, bribes and unexplained and unaccounted for payments to intermediaries (foreign or American);

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  Ascertain whether there are any unaccounted or off-book transactions; and

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  Identify payments in violation of applicable laws and standards of business that are intended to influence employees of potential customers to purchase Liberate's products (e.g., commercial bribes or kickbacks).

        N.    Review required annual audits of Liberate's employee benefit plans (including any subsidiaries).

        O.    Review annual audits by Liberate's independent accountants of Liberate's pension plans, if any, to determine the existence of proper Liberate procedures that insure compliance with all relevant laws and regulations.

        P.    Review annually the adequacy of Liberate's insurance.

        Q.    Review annually the adequacy of protection of Liberate's technology, including:

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  Physical security;

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  Patent and trademark program; and

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  Proprietary information.

        R.    Review annually policies, and compliance with policies, relating to legal matters, conflicts of interest, and related matters.

        S.    Oversee and revise Liberate's spending, signature, and compensation approval authority levels and policies.

        T.    Review all existing related-party transactions and approve any proposed related-party transactions to ensure that they are in Liberate's best interests. "Related-party transactions" will include, but not be limited to, those transactions described in Item 404(a) of Regulation S-K under the federal securities laws. Only members of the Finance and Audit Committee who will derive no direct or indirect benefit from a specific related-party transaction may discuss that transaction with the Finance and Audit Committee or vote to approve it.

        U.    Make this Charter public in filings with the Securities and Exchange Commission.

III.  MEETINGS

        The Finance and Audit Committee will meet at least once quarterly to review the quarterly earnings release and significant accounting principles and practices and to discuss the quarterly financial statements with the independent accountants. At least annually at a meeting, the Finance and Audit Committee will recommend the annual financial statements to the Board for approval and review the: independence of the independent accountants, including non-audit services provided to Liberate; scope and fees of the annual audit; results of the annual audit; adequacy of management information systems, internal, and financial controls; legal compliance policies and issues (including the adequacy of (1) the protection of Liberate's technology and (2) Liberate's policies and procedures to identify unlawful political contributions, unaccounted or off-book transactions, and illegal or unethical payments); audits of benefit plans and pension plans (if any); and insurance programs of Liberate. The Finance and Audit Committee shall convene periodically as necessary to act upon any other matters within its jurisdiction under this Charter, and may take action by unanimous written consent.

IV.  MINUTES

        Minutes will be kept of each meeting of the Finance and Audit Committee and will be provided to each member of the Board upon request. Any action of the Finance and Audit Committee (other than actions regarding the independent accountants) shall be subject to revision, modification, rescission, or alteration by the Board, provided that no rights of third parties shall be affected by any such revision, modification, rescission or alteration.

V. DISCLAIMER

        While the Finance and Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Finance and Audit Committee to plan or conduct audits or to determine that Liberate's financial statements are complete, accurate, or in accordance with generally accepted accounting principles. This is the responsibility of management and Liberate's independent accountants. Liberate's independent accountants are ultimately accountable to Liberate's Board and the Finance and Audit Committee, as representatives of the stockholders. Nor is it the duty of the Finance and Audit Committee to conduct investigations, to resolve disagreements, if any, between management and Liberate's independent accountants, or to assure compliance with laws and regulations and Liberate's Legal Compliance Guidelines.

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  EXHIBIT 99.4
LIBERATE TECHNOLOGIES FINANCE AND AUDIT COMMITTEE CHARTER